Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262059) and Form S-8 (Nos. 333-218662 and 333-225947), as amended, of Medicine Man Technologies, Inc. of our report dated March 29, 2022 relating to the financial statements of MCG, LLC for the year ended December 31, 2020 appearing in Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K of Medicine Man Technologies, Inc.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

March 30, 2022